Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY REPORTS FIRST QUARTER 2022 RESULTS

HOUSTON, May 10, 2022 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced its financial results for the first quarter ended March 31, 2022.

FIRST QUARTER 2022 UPDATE

(As compared to the first quarter 2021)

●	Total gross profit of $20.9 million, inclusive of discontinued operations, an increase of 56% y/y
●	Net loss of $0.8 million
●	Adjusted net income of $7.3 million, an increase of $2.1 million y/y
●	Adjusted EBITDA of $13.0 million, an increase of 86% y/y
●	Trailing twelve-month Adjusted EBITDA of $31.3 million, an increase of $28.8 million y/y
●	Completed acquisition of Mobile refinery on April 1, 2022
●	Introduced full-year 2022 and 2023 financial guidance

For the three months ended March 31, 2022, the Company reported a net loss of $0.8 million, versus net income of $3.0 million in the first quarter 2021. The first quarter 2022 net loss includes $8.1 million of non-recurring items, including a $3.6 million non-cash gain on a change in the value of a derivative liability and $4.6 million in non-recurring, transaction-related expenses. The Company reported record Adjusted EBITDA of $13.0 million in the first quarter 2022, versus $7.0 million in the prior-year period. Schedules reconciling the Company’s GAAP and non-GAAP financial results, including Free Cash Flow, EBITDA, Adjusted EBITDA and Adjusted Net Income, is included later in this release (see also “Non-GAAP Financial Measures”, below).

First quarter results benefited from elevated utilization rates at both the Marrero and Heartland refineries, together with improved refined product margins. Currently, both the Marrero and Heartland refineries are fully operational.

MOBILE REFINERY UPDATE

As previously disclosed, Vertex completed the previously announced acquisition of the Mobile, Alabama refinery and related marine terminal and logistics assets from Equilon Enterprises LLC d/b/a Shell Oil Products US (“Shell”), Shell USA, Inc. and Shell Chemical LP for a base purchase price of $75 million in cash, together with approximately $25 million related to specified capital expenditures and other closing adjustments. At closing, Vertex acquired approximately $130 million in hydrocarbon inventory from Shell that was financed through an intermediation agreement arranged by Vertex.

During April 2022, the Mobile refinery executed a seamless transition of commercial operations from Shell to Vertex. Throughout the transition, the refinery continued to operate on-plan, positioning Mobile to capitalize on strong conventional refining economics.

Key performance highlights are as follows:

●	Seamless transition of commercial operations. Vertex assumed commercial operations at the Mobile refinery on April 1, 2022. During this transition, the refinery maintained operational momentum, with no disruptions to production or delivery schedules.

●	Operating near peak utilization in support of strong regional demand. The Mobile refinery operated at 90% of planned utilization in April 2022, given operable capacity of 75,000 barrels per day. The Company anticipates that the Mobile refinery will operate at approximately 90% of operable capacity for the duration of the second quarter 2022, given current market conditions.

●	Refined product margins on conventional fuels at multi-year highs. On a gross profit per barrel basis, the Company believes the Mobile refinery correlates to a benchmark 3/1/2 Gulf Coast crack spread, assuming Gulf Coast ULSD per barrel, Gulf Coast Gasoline CBOB 87 per barrel, and LLS crude oil per barrel. In April 2022, the benchmark 3/1/2 Gulf Coast crack spread was $45 per barrel versus the five-year trailing average of approximately $13 per barrel.

●	Renewable diesel conversion project remains on schedule. Vertex has initiated a previously disclosed capital project designed to modify the Mobile refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis. To date, Vertex has engaged technology, engineering and construction partners to lead the project. All major long lead-time equipment has been purchased with the goal of ensuring a timely completion of the project by year-end 2022. Initial renewable production volumes are expected to come on-stream by the first quarter 2023. Currently, the Company expects the total project cost to be in the range of $90 to $100 million, funded entirely through existing cash on-hand and cash flow from operations.

●	Opportunistic product hedging program. In April 2022, concurrent with the Company’s acquisition of the Mobile refinery, Vertex entered into a crack spread hedging program representing approximately 50% of its anticipated production for the period between April 1 and September 30, 2022. For this six-month period, Vertex locked in an average crack spread hedge at a level approximately 25% above the trailing five-year 3/1/2 crack spread average. This hedging program, which is intended to secure elevated refined product margins in a favorable spread environment, is expected to significantly de-risk anticipated margin capture for the full-year 2022.

MANAGEMENT COMMENTARY

“Our strong first quarter results, which included record Adjusted EBITDA, were driven by a combination of strong operational execution and elevated refined product margins on conventional fuels, which currently sit at multi-year highs,” stated Benjamin P. Cowart, President and CEO of Vertex Energy. “Our legacy businesses continued to perform ahead of plan during the first quarter, highlighted by continued growth in used motor oil (UMO) collections and strong reliability at our Marrero and Heartland refineries. Second quarter to-date, refined product margins have increased above first quarter levels, positioning us for continued outperformance as we move into the remainder of 2022.”

“On April 1, 2022, Vertex completed the acquisition of the Mobile refinery,” continued Cowart. “The transition of commercial operations to Vertex was seamless, with no impact on production levels or scheduled product deliveries. As expected, our new teammates at the Mobile refinery have performed with exceptional professionalism, ensuring a successful integration process.”

“Conventional fuels refining economics have improved materially in recent months, driven by continued strength in distillate margins,” continued Cowart. “Given that approximately two-thirds of the Mobile refinery’s current production slate is distillate, we believe that we are uniquely positioned to capitalize on current refined product economics. Further, with no refined product pipelines feeding the regional Mobile market, our refinery remains the primary source of supply to the region, allowing for a favorable location price differential above the Gulf coast spot market.”

“During our first 30 days of operation, the refinery generated strong EBITDA, all of which came from conventional fuels production,” continued Cowart. “Putting the significance of this performance in perspective, we currently anticipate Vertex will generate enough net profit to have paid for the Mobile refinery and related logistics assets in less than one full quarter of operations.”

“Our planned conversion of the Mobile refinery’s hydrocracker remains on schedule, consistent with our prior guidance,” noted Cowart. “Currently, between equipment, construction, and professional services costs, we anticipate the total conversion cost will be in a range of $90 to $100 million, all of which is expected to be funded through cash from operations, together with existing cash on-hand. At this time, we expect the unit conversion will reach completion by year-end 2022, with 8,000 to 10,000 barrels per day of renewable diesel production expected to come on-stream during the first quarter 2023.”

“Today, we introduced updated financial guidance, including forecasted contributions from the Mobile refinery for the full-year 2022 and 2023,” noted Cowart. “Importantly, between our current spot market exposure and crack spread hedging program, we expect to deliver significant growth in free cash flow to support the strategic growth of our business, while mitigating downside market risk during 2022.”

BALANCE SHEET

As of March 31, 2022, the Company had total cash, including restricted cash, of $124.5 million. Total liquidity at the end of the first quarter 2022 included $17.2 million of cash limited to use by two special purpose vehicles (SPVs) and $100.5 million of cash held in escrow, which was paid in connection with the Mobile refinery acquisition and associated costs. Vertex had total term or senior secured debt outstanding of $145.7 million, net of OID, as of March 31, 2022.

FINANCIAL GUIDANCE

Vertex has provided full-year financial guidance for the full-year 2022 and 2023, including anticipated contributions from the Mobile refinery acquired on April 1, 2022, together with the implied net cash impact of hedges currently in place on approximately 50% of the Mobile refinery’s production for the second and third quarters of 2022. All guidance presented below is current as of the time provided and is subject to change.

For the full-year 2022, Vertex currently anticipates:

●	Gross Profit in a range of $440 million to $460 million
●	Adjusted Net Income in a range of $235 million to $255 million
●	Adjusted EBITDA in a range of $340 million to $360 million
●	Adjusted Free Cash Flow in a range of $150 million to $175 million

For the full-year 2023, Vertex currently anticipates:

●	Gross Profit in a range of $530 million to $550 million
●	Adjusted Net Income in a range of $250 million to $270 million
●	Adjusted EBITDA in a range of $425 million to $450 million
●	Adjusted Free Cash Flow in a range of $260 million to $280 million

CONFERENCE CALL AND WEBCAST

A conference call will be held today at 9:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. To participate in the live teleconference:

To participate in the live teleconference:

Domestic Live:            888-506-0062

To listen to a replay of the teleconference, which will be available through May 19, 2022:

Domestic Replay:       877-481-4010

Conference ID:           45173

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is an energy transition company focused on the production and distribution of conventional and alternative fuels. Vertex owns a refinery in Mobile (AL) with an operable refining capacity of 75,000 barrels per day and more than 3.2 million barrels of product storage, positioning it as a leading supplier of fuels in the region. Vertex is also one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). Vertex also owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydroprocessing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of base oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s ability to raise sufficient capital to complete planned capital projects at the Mobile Refinery and the terms of such funding; the timing of planned capital projects at the Mobile Refinery and the outcome thereof; the future production of the Mobile Refinery; difficulties and delays in integrating the Mobile Refinery; the estimated timeline of the renewable diesel capital project, estimated and actual production associated therewith, estimated revenues over the course of the agreement with Idemitsu, anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, dilution caused by such conversions, and the Company’s ability to comply with required covenants thereunder and pay amounts due under such senior notes, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; risks associated with the ability of Vertex to complete current plans for expansion and growth, and planned capital projects; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; our ability to maintain our relationships with our partners; the impact of competitive services and products; our ability to integrate acquisitions; our ability to complete future acquisitions; our ability to maintain insurance; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, increases in inflation; risk of increased regulation of our operations and products; negative publicity and public opposition to our operations; disruptions in the infrastructure that we and our partners rely on; an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms; our ability to effectively integrate acquired assets, companies, employees or businesses; liabilities associated with acquired companies, assets or businesses; interruptions at our facilities; unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto, inflation, recessions or other reasons, including declines in economic activity or global conflicts; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, and our ability to acquire third-party feedstocks on commercially reasonable terms; unexpected downtime at our facilities; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; the lack of capital available on acceptable terms to finance the Company’s continued growth; anti-dilutive rights associated with our outstanding securities; the expected benefits, output, financial metrics and production of proposed transactions; unforeseen technical or operating difficulties and unplanned maintenance; the development and competitiveness of alternative energy and emission reduction technologies; our ability to pay our debt when due and comply with our debt covenants; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, our facilities and those operated by third parties; risks relating to our hedging activities; risks relating to planned divestitures and acquisitions; and the expected benefits, output, financial metrics and production of proposed transactions. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROJECTIONS

The financial and production projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects following the Mobile refinery acquisition. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. Since the Projections cover multiple years, such information by its nature becomes less meaningful and reliable with each successive year. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

NON-GAAP FINANCIAL MEASURES

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income. Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures for continued and discontinued operations. EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA is defined as EBITDA before other income, impairment loss on assets, loss (gain) on change in value of derivative warrant liability, unrealized (gain) loss on derivative instruments, Shell transaction related expenses and stock-based compensation expense, for continued and discontinued operations. Adjusted net income is defined as net income (loss) before loss (gain) on change in value of derivative warrant liability, impairment loss on assets, and Shell refinery transaction related activities, for continued and discontinued operations. Free Cash Flow, EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Adjusted net income is presented based on our management’s belief that this non-GAAP financial measure enables a user of financial information to understand the impact of identified adjustments on reported results. Free Cash Flow, EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, working capital needs; Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income do not reflect any cash requirements for such replacements; and other companies in this industry may calculate Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income differently than Vertex does, limiting its usefulness as a comparative measure. For example, adjusted Free Cash Flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the sections titled “Unaudited Consolidated Continued and Discontinued Operations Reconciliations of Free Cash Flow and Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA” and “Unaudited Reconciliations of Net Loss to Adjusted Net Income (Loss)”, each included at the end of this release.

CONTACT

Investor Relations

720.778.2415

IR@vertexenergy.com

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$24,050,252	$36,129,941
Restricted cash	100,496,998	100,496,998
Accounts receivable, net	5,957,642	5,296,867
Inventory	13,052,840	3,735,878
Derivative commodity asset	363,590	95,980
Prepaid expenses and other current assets	6,719,497	4,279,732
Assets held for sale, current	90,474,740	84,116,152
Total current assets	241,115,559	234,151,548

Fixed assets, at cost	13,773,860	13,811,835
Less accumulated depreciation	(2,113,315)	(2,045,241)
Fixed assets, net	11,660,545	11,766,594
Operating lease right-of use assets	4,891,254	5,011,454
Intangible assets, net	331,965	358,881
Other assets	22,498,249	14,771,642
TOTAL ASSETS	$280,497,572	$266,060,119

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$12,023,382	$4,216,275
Accrued expenses	2,864,643	3,617,902
Finance lease liability-current	263,065	302,166
Operating lease liability-current	959,573	959,573
Current portion of long-term debt	1,047,081	2,413,295
Liabilities held for sale, current	41,696,760	37,644,312
Total current liabilities	58,854,504	49,153,523

Long-term debt	104,777	114,480
Convertible senior unsecured note 2027, net	65,786,685	64,015,929
Operating lease liability-long-term	3,931,681	4,051,881
Derivative warrant liability	—	75,210,525
Total liabilities	128,677,647	192,546,338

COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Redeemable non-controlling interest	47,636,617	43,446,684
Total temporary equity	47,636,617	43,446,684
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 380,560 and 385,601 shares issued and outstanding at March 31, 2022 and December 31, 2021, with a liquidation preference of $567,034 and $574,545 at March 31, 2022 and December 31, 2021.	381	386

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, zero shares issued or outstanding.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 64,465,734 and 63,287,965 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	64,466	63,288
Additional paid-in capital	217,734,093	138,620,254
Accumulated deficit	(115,582,890)	(110,614,035)
Total Vertex Energy, Inc. shareholders’ equity	102,216,050	28,069,893
Non-controlling interest	1,967,258	1,997,204
Total equity	104,183,308	30,067,097
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$280,497,572	$266,060,119

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Revenues	$40,216,796	$25,045,243
Cost of revenues (exclusive of depreciation and amortization shown separately below)	38,565,484	22,808,703
Depreciation and amortization attributable to costs of revenues	114,053	112,497
Gross profit	1,537,259	2,124,043

Operating expenses:
Selling, general and administrative expenses	8,782,395	2,858,062
Depreciation and amortization attributable to operating expenses	26,916	26,916

Total operating expenses	8,809,311	2,884,978

Loss from operations	(7,272,052)	(760,935)

Other income (expense):
Other income	414,972	—
Gain on sale of assets	57,402	1,424
Loss on change in value of derivative warrant liability	(3,578,947)	(1,780,203)
Interest expense	(4,229,884)	(112,142)
Total other expense	(7,336,457)	(1,890,921)
Loss from continuing operations before income tax	(14,608,509)	(2,651,856)
Income tax benefit (expense)	—	—
Loss from continuing operations	(14,608,509)	(2,651,856)
Income from discontinued operations, net of tax	13,799,642	5,617,194
Net income (loss)	(808,867)	2,965,338
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest from continuing operations	(68,164)	382,666
Net income attributable to non-controlling interest and redeemable non-controlling interest from discontinued operations	3,806,753	1,608,303
Net income (loss) attributable to Vertex Energy, Inc.	(4,547,456)	974,369

Accretion of redeemable noncontrolling interest to redemption value from continued operations	(421,399)	(373,748)
Accretion of discount on Series B and B1 Preferred Stock	—	(223,727)
Dividends on Series B and B1 Preferred Stock	—	258,138

Net loss available to shareholders from continuing operations	(14,961,744)	(3,373,859)
Net income available to shareholders from discontinued operations, net of tax	9,992,889	4,008,891
Net income (loss) available to common shareholders	$(4,968,855)	$635,032

Basic income (loss) per common share
Continuing operations	$(0.24)	$(0.07)
Discontinued operations, net of tax	$0.16	$0.08
Basic income (loss) per common share	$(0.08)	$0.01

Diluted income (loss) per common share
Continuing operations	$(0.24)	$(0.07)
Discontinued operations, net of tax	$0.16	$0.08
Diluted income (loss) per common share	$(0.08)	$0.01

Shares used in computing earnings per share
Basic	63,372,005	47,709,450
Diluted	63,372,005	49,006,195

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

(UNAUDITED)

Three Months Ended March 31, 2022
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2022	63,287,965	$63,288	385,601	$386	—	$—	$138,620,254	$(110,614,035)	$1,997,204	$30,067,097
Exercise of options	60,000	60	—	—	—	—	75,540	—	—	75,600
Exercise of warrants	1,112,728	1,113	—	—	—	—	(1,113)	—	—	—
Share based compensation expense	—	—	—	—	—	—	249,940	—	—	249,940
Conversion of Series A Preferred stock to common	5,041	5	(5,041)	(5)	—	—	—	—	—	—
Reclassification of derivative liabilities	—	—	—	—	—	—	78,789,472	—	—	78,789,472
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(421,399)	—	(421,399)
Net income (loss)	—	—	—	—	—	—	—	(4,547,456)	3,738,589	(808,867)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(3,768,535)	(3,768,535)
Balance on March 31, 2022	64,465,734	$64,466	380,560	$381	—	$—	$217,734,093	$(115,582,890)	$1,967,258	$104,183,308

Three Months Ended March 31, 2021
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2021	45,554,841	$45,555	419,859	$420	—	$—	$94,569,674	$(90,008,778)	$1,317,878	$5,924,749
Exercise of options	22,992	23	—	—	—	—	(23)	—	—	—
Exercise of B1 warrants	1,079,753	1,080	—	—	—	—	2,756,877	—	—	2,757,957
Exchanges of Series B Preferred stock to common	2,359,494	2,359	—	—	—	—	4,114,570	630,321	—	4,747,250
Share based compensation expense	—	—	—	—	—	—	150,514	—	—	150,514
Conversion of Series B Preferred stock to common	638,224	638	—	—	—	—	1,977,856	—	—	1,978,494
Conversion of Series B1 Preferred stock to common	2,087,195	2,087	—	—	—	—	3,253,937	—	—	3,256,024
Dividends on Series B and B1	—	—	—	—	—	—	—	(372,183)	—	(372,183)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(223,727)	—	(223,727)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(373,748)	—	(373,748)
Net income	—	—	—	—	—	—	—	974,369	1,990,969	2,965,338
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(1,542,402)	(1,542,402)
Balance on March 31, 2021	51,742,499	$51,742	419,859	$420	—	$—	$106,823,405	$(89,373,746)	$1,766,445	$19,268,266

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2022 AND 2021 (UNAUDITED)

	Three Months Ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities
Net income (loss)	$(808,867)	$2,965,338
Income from discontinued operations, net of tax	13,799,642	5,617,194
Loss from continuing operations	(14,608,509)	(2,651,856)
Adjustments to reconcile net loss from continuing operations to cash provided by (used in) operating activities, net of acquisitions
Stock based compensation expense	249,940	150,514
Depreciation and amortization	140,969	139,413
Gain on sale of assets	(57,402)	(1,424)
Reduction of allowance for bad debt	(13,272)	—
Increase in fair value of derivative warrant liability	3,578,947	1,780,203
Loss (gain) on commodity derivative contracts	(257,516)	721,531
Net cash settlements on commodity derivatives	640	(1,306,344)
Amortization of debt discount and deferred costs	1,770,756	—
Changes in operating assets and liabilities
Accounts receivable and other receivables	(647,503)	564,925
Inventory	(9,316,962)	107,718
Prepaid expenses and other current assets	(697,848)	670,125
Accounts payable	7,807,105	814,872
Accrued expenses	(753,259)	(121,174)
Other assets	(1,300,000)	—
Net cash provided by (used in) operating activities from continuing operations	(14,103,914)	868,503
Cash flows from investing activities
Purchase of fixed assets	(53,936)	(464,039)
Investment in Mobile Refinery assets	(6,426,607)	—
Proceeds from sale of fixed assets	131,689	1,600
Net cash used in investing activities from continuing operations	(6,348,854)	(462,439)
Cash flows from financing activities
Payments on finance leases	(39,101)	(67,382)
Proceeds from exercise of options and warrants to common stock	75,600	1,652,022
Line of credit (payments) proceeds, net	—	(133,446)
Payments on note payable	(1,375,917)	(1,036,581)
Net cash provided by (used in) financing activities from continuing operations	(1,339,418)	414,613

Discontinued operations:
Net cash provided by operating activities	10,114,115	1,320,593
Net cash used in investing activities	(342,573)	(554,940)
Net cash used in financing activities	(59,045)	(54,670)
Net cash provided by discontinued operations	9,712,497	710,983

Net change in cash, cash equivalents and restricted cash	(12,079,689)	1,531,660
Cash, cash equivalents, and restricted cash at beginning of the period	136,626,939	10,995,169
Cash, cash equivalents, and restricted cash at end of period	$124,547,250	$12,526,829

SUPPLEMENTAL INFORMATION
Cash paid for interest	$ 21,294	$ 236,677
Cash paid for taxes	$ —	$ —
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Equity component of the convertible note issuance	$ 78,789,472	$ —
Conversion of Series A Preferred Stock into common stock	$ 5	$ —
Conversion of Series B Preferred Stock into common stock	$ —	$ 1,978,494
Conversion of Series B1 Preferred Stock into common stock	$ —	$ 3,256,024
Exchanges of Series B Preferred Stock into common stock	$ —	$ 4,397,236
Accretion of discount on Series B and B1 Preferred Stock	$ —	$ 223,727
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$ —	$ (258,138)
Cashless warrant exercise	$ 1,113	$ —
Accretion of redeemable noncontrolling interest to redemption value	$ 421,399	$ 373,748

The following unaudited summarized financial information has been segregated from the unaudited continuing operations and reported as discontinued operations for the three months ended March 31, 2022, and 2021.

	Three Months Ended March 31,
	2022	2021
Revenues	$53,030,228	$33,148,051
Cost of revenues (exclusive of depreciation shown separately below)	32,391,095	20,646,872
Depreciation and amortization attributable to costs of revenues	1,304,034	1,235,323
Gross profit	19,335,099	11,265,856
Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	5,084,332	5,068,518
Depreciation and amortization expense attributable to operating expenses	445,263	455,953
Total operating expenses	5,529,595	5,524,471
Income from operations	13,805,504	5,741,385
Other income (expense)
Interest expense	(5,862)	(124,191)
Total other expense	(5,862)	(124,191)
Income before income tax	13,799,642	5,617,194
Income tax benefit (expense)	—	—
Income from discontinued operations, net of tax	$13,799,642	$5,617,194

Unaudited Consolidated Continued and Discontinued Operations Reconciliations of Free Cash Flow and Net Income (Loss) to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

	For the Three Months Ended		For the Trailing Twelve Months Ended

	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021

Net income (loss)	$(808,867)	$2,965,338	$(11,435,382)	$(10,821,088)
Add (deduct):
Interest Income	—	—	—	(21)
Interest Expense	4,235,746	236,333	7,890,640	1,076,601
Depreciation and amortization	1,890,266	1,830,689	7,599,916	8,834,549
EBITDA	5,317,145	5,032,360	4,055,174	(909,959)

Add (deduct): Other income	(414,972)	—	(4,636,972)	—
Impairment loss on assets	—	—	2,123,703	—
Loss (gain) on change in value of derivative warrant liability	3,578,947	1,780,203	17,484,099	1,840,146
Unrealized (gain) loss on derivative instruments	(267,610)	(436,245)	(21,558)	463,765
Shell transaction related expenses	4,559,543	471,797	11,383,043	471,797
Stock-based compensation	249,940	150,514	961,991	643,357
Adjusted EBITDA *	$13,022,993	$6,998,629	$31,349,480	$2,509,106

Net cash provided by (used in) operating activities	$(3,989,799)	$2,189,096	$3,503,805	$(1,002,309)
Deduct: capital expenditures	(6,5823,116)	(1,018,979)	(12,760,730)	(7,213,254)
Free cash flow	$(10,812,915)	$1,170,117	$(9,286,925)	$(8,215,563)

* EBITDA, Adjusted EBITDA, and free cash flow are non-GAAP financial measures. EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA is defined as EBITDA before other income, impairment loss on assets, loss (gain) on change in value of derivative warrant liability, unrealized (gain) loss on derivative instruments, Shell transactions related expenses and stock-based compensation expense, for continued and discontinued operations. Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures for continued and discontinued operations. Free Cash Flow, EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Adjusted net income is presented based on our management’s belief that this non-GAAP financial measure enables a user of financial information to understand the impact of identified adjustments on reported results. EBITDA, Adjusted EBITDA and Free Cash Flow have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. See also “Use of Non-GAAP Financial Measures”, above.

Reconciliations of Unaudited Net Income (Loss) to Adjusted Net Income (Loss)

	For the Three Months Ended		For the Trailing Twelve Months Ended

	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021

Net income (loss)	$(808,867)	$2,965,338	$(11,435,382)	$(10,821,088)
Add (deduct):

Loss (gain) on change in value of derivative warrant liability	3,578,947	1,780,203	17,484,099	1,840,146
Impairment loss on assets	—	—	2,123,703	—
Shell transaction related expenses	4,559,543	471,797	11,383,043	471,797
Adjusted Net Income (loss)*	$7,329,623	$5,217,338	$19,555,463	$(8,509,145)

* Adjusted net income is presented based on our management’s belief that this non-GAAP financial measures enable a user of financial information to understand the impact of identified adjustments on reported results. Adjusted net income is defined as net income (loss) before loss (gain) on change in value of derivative warrant liability, impairment loss on assets, and Shell refinery transaction related activities, for continued and discontinued operations. Adjusted net income is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. See also “Use of Non-GAAP Financial Measures”, above.

Unaudited Reconciliations of Projected Free Cash Flow and Net Income (Loss) Guidance to Projected Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA Guidance

(in millions)

	Full Year 2022		Full Year 2023
	From	To	From	To
Projected Net Income	$230	$235	$260	$270
Adjustments:
Depreciation Expense	20	25	35	40
Interest Expense	40	45	50	55
Net Taxes (NOL estimated)	43	45	80	85
Projected EBITDA*	333	350	425	450

Adjustments:
Gain (loss) on change in derivative liability (non-cash)	3	5	—	—
Deal transaction related expenses	4	5	—	—
Projected Adjusted EBITDA*	$340	$360	$425	$450

	From	To	From	To
Projected Net Cash from Operations	$280	$315	$315	$340
Adjustments:
Deduct: capital expenditures	(130)	(140)	(55)	(60)
Projected Free Cash flow*	$150	$175	$260	$280

	From	To	From	To
Projected Net Income	$230	$235	$250	$270
Adjustments:
Gain (loss) on change in derivative liability (non-cash)	2	10	—	—
Deal transaction related expenses	3	10	—	—
Projected Adjusted Net Income*	$235	$255	$250	$270

* See also “Use of Non-GAAP Financial Measures”, above.